Exhibit 5.1

June 9, 2016

Orbotech Ltd.

7 Sanhedrin Boulevard

North Industrial Zone

Yavne, Israel 8110101

Ladies and Gentlemen,

We refer to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by Orbotech Ltd., a company organized under the laws of the State of Israel (the “Company”), with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”), relating to the registration of an indeterminate number of Ordinary Shares of the Company of NIS 0.14 nominal (par) value each (the “Shares”).

As Israeli counsel to the Company in connection with the registering of the Shares pursuant to the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, consents, resolutions, minutes and other documents provided to us by the Company as we have deemed necessary or appropriate in order to enable us to express the opinions hereinafter set forth. Insofar as the opinions expressed herein involve factual matters, we have relied exclusively, without independent investigation or verification, upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials. We have also made such examinations of Israeli laws as we have deemed relevant and necessary in order to enable us to express the opinions hereinafter set forth.

In making the examination described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, conformed, email or facsimile copies, the authenticity of the originals of such documents and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the truth of all facts communicated to us by the Company, and we have assumed that all consents, resolutions and minutes of meetings of the Company’s board of directors, of committees thereof and of the shareholders which have been provided to us are true and accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws.

The opinions set forth herein are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and secured parties; (ii) the effect of general principles of equity, whether applied in a proceeding in equity or at law, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies; (iii) the exercise of judicial or administrative discretion; (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (v) the effect of statute of limitations; and (vi) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, when (i) specifically authorized and approved for issuance and sale by the Company by all necessary corporate action (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Act and such effectiveness shall not have been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to the applicable Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iv) if the applicable Shares are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable Shares in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Shares have been duly established by all necessary corporate action and in conformity with the Company’s then operative memorandum of association and articles of association and such terms and the issuance and sale of the Shares do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Shares have been issued, sold and delivered as contemplated by the Underwriting Agreement, if applicable, and the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Shares will be validly issued, fully paid, and nonassessable

The opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion with respect to the laws of any other country, state or jurisdiction or with respect to any matter governed by such laws. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, to any other matters.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

The opinions expressed herein represent the judgment of this law firm as to the legal matters addressed herein but they are not guarantees or warranties as to how a court may rule on such matters and should not be construed as such.

You have informed us that you intend to issue the Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Shares you will afford us an opportunity to review the operative documents pursuant to which such Shares are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Shares.

With respect to our opinion as to the Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Shares are registered (authorized) and available for issuance under the Company’s memorandum of association and articles of association as then in effect and that the consideration for the issuance and sale of the Shares is in an amount that is not less than the nominal (par) value of the Shares. We have not independently verified any of the foregoing assumptions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

This opinion is being delivered to you solely for your information in connection with the above matter and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Yours sincerely,

/s/ Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices

Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices

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